                                                                    Exhibit 99.2

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                      PAGE
                                                                                                      ----
FINANCIAL STATEMENTS:

  Independent auditors' report.................................................................       F-2

  Balance Sheets at March 31, 1994 and 1995 and December 31, 1995 (Unaudited)..................       F-3

  Statements of Operations for the Years Ended March 31, 1993, 1994 and 1995 and for the Nine
     Months Ended December 31, 1994 and 1995 (Unaudited).......................................       F-4

  Statements of Cash Flows for the Years Ended March 31, 1993, 1994 and 1995 and for the Nine
     Months Ended December 31, 1994 and 1995 (Unaudited).......................................       F-5

  Statements of Shareholders' (Deficiency) Equity for the Years Ended March 31, 1993, 1994 and
     1995 and for the Nine Months Ended December 31, 1995 (Unaudited)..........................       F-6

  Notes to Financial Statements................................................................       F-7



                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Minnesota Educational Computing Corporation (MECC)
Minneapolis, Minnesota

     We have audited the balance sheets of Minnesota Educational Computing Corporation (MECC) as of March 31, 1994 and 1995 and the related statements of operations, shareholders' (deficiency) equity and cash flows for each of the three years in the period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Minnesota Educational Computing Corporation
(MECC) as of March 31, 1994 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
May 24, 1995
(June 30, 1995 as to the second paragraph of Note 4)

              MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

                                                         BALANCE SHEETS


                                                                                       MARCH 31,
                                                                               -------------------------           DECEMBER 31,
                                                                               1994                 1995               1995
                                                                               ----                 ----           ------------
                                                                                                                    (UNAUDITED)
                   ASSETS
                   ------
CURRENT ASSETS:
       Cash and cash equivalents.................................           $12,600,365          $15,462,786        $21,214,365
       Accounts receivable (net of the allowance for doubtful
          accounts and returns of $500,678, $1,320,839 and
          $1,235,655, respectively)..............................             3,074,673            4,055,052          8,974,500
       Inventories...............................................               871,542            1,333,005          1,952,007
       Prepaid expenses..........................................                 9,409               22,439             81,108
       Deferred income taxes (Note 8)............................               300,000              580,000            770,000
                                                                            -----------          -----------        -----------
              Total current assets...............................            16,855,989           21,453,282         32,991,980
PROPERTY AND EQUIPMENT, Net (Note 2).............................             2,553,359            2,666,874          3,236,804
INTANGIBLES, Net:
       Capitalized software development costs....................               481,318              263,809            326,081
       Acquired software.........................................                40,199              140,425            741,745
       Noncompete agreement......................................               118,000
       Other                                                                     16,500
                                                                            -----------          -----------        -----------
              Total intangibles, net.............................               656,017              404,234          1,067,826
                                                                            -----------          -----------        -----------
              TOTAL ASSETS.......................................           $20,065,365          $24,524,390        $37,296,610
                                                                            ===========          ===========        ===========

          LIABILITIES AND SHAREHOLDERS' EQUITY
          ------------------------------------
CURRENT LIABILITIES:
       Accounts payable..........................................           $ 1,223,392          $ 1,301,739        $ 2,805,513
       Deferred revenue..........................................                21,079                8,664              8,774
       Accrued salaries, bonuses, and employee benefits..........               844,942              981,729            954,016
       Other accrued liabilities.................................                 4,596              160,294             51,778
       Income taxes payable......................................                50,000              407,748          1,142,159
       Obligations under capital leases (Note 3).................                23,647
       Deferred lease incentives (Note 3)........................               120,254              133,112            143,777
                                                                            -----------          -----------        -----------
              Total current liabilities..........................             2,287,910            2,993,286          5,106,017
DEFERRED INCOME TAXES (Note 8)...................................               210,000              160,000            160,000
DEFERRED LEASE INCENTIVES (Note 3)...............................               581,210              448,098            337,596
CONTINGENCIES AND COMMITMENTS
    (Notes 1 and 3)..............................................
SERIES A REDEEMABLE PREFERRED SHARES--par
    value $5.00; authorized 1,000,000; none issued and
    outstanding .................................................
SHAREHOLDERS' EQUITY:
       Undesignated preferred shares--par value $5.00; authorized
          9,000,000; none issued and outstanding.................
       Common shares--par value $0.01; authorized 20,000,000;
          issued and outstanding--7,688,937, 7,753,679 and
          8,033,957, respectively (Note 4).......................                76,889               77,537             80,340
       Additional paid-in capital................................            19,425,429           19,554,211         25,978,618
       Unearned compensation on stock options....................               (46,240)
       (Deficit) retained earnings...............................            (2,469,833)           1,291,258          5,634,039
                                                                            -----------          -----------        -----------
              Total shareholders' equity.........................            16,986,245           20,923,006         31,692,997
                                                                            -----------          -----------        -----------
              TOTAL LIABILITIES AND SHAREHOLDERS'
                 EQUITY..........................................           $20,065,365          $24,524,390        $37,296,610
                                                                            ===========          ===========        ===========


                       See notes to financial statements.

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

                                                     STATEMENTS OF OPERATIONS

                                                                                                         NINE MONTHS ENDED
                                                    FISCAL YEARS ENDED MARCH 31,                            DECEMBER 31,
                                           ---------------------------------------------               -----------------------
                                           1993                1994                 1995               1994               1995
                                           ----                ----                 ----               ----               ----
                                                                                                             (UNAUDITED)

NET REVENUE........................... $18,021,440         $21,681,158          $28,046,430        $20,996,783        $26,765,964
COST OF SALES.........................   4,811,290           4,857,763            5,685,521          4,261,815          5,346,199
                                       -----------         -----------          -----------        -----------        -----------
       Gross margin...................  13,210,150          16,823,395           22,360,909         16,734,968         21,419,765
OPERATING EXPENSES:
       Marketing......................   6,665,363           7,457,434            9,665,574          6,771,762          8,693,982
       Product development............   4,612,419           5,144,914            5,477,550          3,903,923          4,867,718
       General and administrative.....   2,120,702           1,970,231            2,593,337          1,686,868          2,031,150
       Merger-related.................                                                                                    302,000
       Amortization of acquisition-
          related intangibles (Note 1)     137,762             206,186              134,500            134,500
                                       -----------         -----------          -----------        -----------        -----------
              Total operating expenses  13,536,246          14,778,765           17,870,961         12,497,053         15,894,850
                                       -----------         -----------          -----------        -----------        -----------
OPERATING (LOSS) INCOME...............    (326,096)          2,044,630            4,489,948          4,237,915          5,524,915

INTEREST (EXPENSE)
    INCOME (Notes 5 and 6)............    (165,169)           (174,465)             575,189            375,199            769,366
                                       -----------         -----------          -----------        -----------        -----------
(LOSS) INCOME BEFORE
    TAXES.............................    (491,265)          1,870,165            5,065,137          4,613,114          6,294,281

PROVISION FOR INCOME
    TAXES (Note 8)....................       6,000              10,000            1,270,000          1,243,000          1,951,500
                                       -----------         -----------          -----------        -----------        -----------
NET (LOSS) INCOME..................... $  (497,265)        $ 1,860,165          $ 3,795,137        $ 3,370,114        $ 4,342,781
                                       ===========         ===========          ===========        ===========        ===========
NET (LOSS) INCOME
    APPLICABLE TO COMMON
    SHAREHOLDERS...................... $  (977,265)        $ 1,388,165          $ 3,795,137        $ 3,370,114        $ 4,342,781
                                       ===========         ===========          ===========        ===========        ===========
NET (LOSS) INCOME PER
    COMMON AND COMMON
    EQUIVALENT SHARE
    (Note 1).......................... $     (0.19)        $      0.26          $      0.46        $      0.41        $      0.50
                                       ===========         ===========          ===========        ===========        ===========
WEIGHTED AVERAGE
    NUMBER OF COMMON
    AND COMMON
    EQUIVALENT SHARES
    OUTSTANDING (Note 1)..............   5,193,827           5,421,434            8,224,662          8,227,976          8,636,764
                                       ===========         ===========          ===========        ===========        ===========


                       See notes to financial statements.

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

                                          STATEMENTS OF CASH FLOWS

                                                                            FISCAL YEARS ENDED
                                                                                 MARCH 31,
                                                                    ----------------------------------
                                                                    1993          1994            1995
                                                                    ----          ----            ----



CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income .......................................      $(497,265)    $ 1,860,165     $ 3,795,137
  Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
       Depreciation .......................................        519,239         645,170         788,879
       Amortization of:
         Capitalized software development costs ...........        227,352         422,102         479,123
         Acquired software ................................          9,000          68,801         341,774
         Acquisition-related intangibles ..................        137,762         206,186         134,500
       Tax benefit from exercise of stock options .........                                         76,000
       Deferred income taxes ..............................                        (90,000)       (330,000)
       Compensation expense--common stock options .........                         11,560          12,440
       Deferred lease incentives ..........................       (143,672)       (108,670)       (120,254)
       Loss on sale of equipment ..........................          1,771             903          33,414
       Cash provided (used) due to changes in:
         Accounts receivable ..............................        (99,028)     (1,037,636)       (980,379)
         Inventories ......................................         80,914          15,089        (461,463)
         Prepaid expenses .................................         38,731          (5,461)        (13,030)
         Accounts payable .................................         76,303        (171,995)         78,347
         Other liabilities ................................        173,216         (63,154)        280,070
         Income taxes payable .............................                         50,000         357,748
                                                                 ---------     -----------     -----------
                  Net cash provided by operating
                    activities.............................        524,323       1,803,060       4,472,306
                                                                 ---------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures ....................................       (608,738)       (747,712)       (952,972)
  Proceeds from sale of equipment .........................            583          13,541          17,164
  Capitalization of software development costs ............       (218,186)       (643,748)       (261,614)
  Acquired software .......................................        (40,000)        (78,000)       (442,000)
                                                                 ---------     -----------     -----------
                  Net cash used in investing activities ...       (866,341)     (1,455,919)     (1,639,422)
                                                                 ---------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable to related party .............        975,000         490,000
  Payments on note payable to related party ...............       (700,000)     (1,265,000)
  Proceeds from note payable to bank ......................                      1,890,000
  Payments on note payable to bank ........................                     (1,890,000)
  Payments on capital lease obligations ...................        (94,687)        (29,403)        (23,647)
  Payment of preferred shares dividend ....................                     (1,552,000)
  Proceeds from issuance of common shares .................          6,250      14,455,089          53,465
  Payments for repurchase of common shares ................        (37,000)         (9,041)           (281)
                                                                 ---------     -----------     -----------
                  Net cash provided (used) by financing
                    activities ............................        149,563      12,089,645          29,537
                                                                 ---------     -----------     -----------

NET (DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS ............................................       (192,455)     12,436,786       2,862,421

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF PERIOD ....................................        356,034         163,579      12,600,365
                                                                 ---------     -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ................      $ 163,579     $12,600,365     $15,462,786
                                                                 =========     ===========     ===========



                                                                     Nine Months Ended
                                                                        December 31,
                                                                     ------------------
                                                                     1994          1995
                                                                     ----          ----
                                                                        (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income .......................................      $ 3,370,114   $ 4,342,781
  Adjustments to reconcile net (loss) income to net cash
    provided by operating activities:
       Depreciation .......................................          578,945       746,505
       Amortization of:
         Capitalized software development costs ...........          365,886       277,208
         Acquired software ................................          239,008       162,180
         Acquisition-related intangibles ..................          134,500
       Tax benefit from exercise of stock options .........                        782,400
       Deferred income taxes ..............................                       (190,000)
       Compensation expense--common stock options .........            8,670
       Deferred lease incentives ..........................          (90,203)      (99,837)
       Loss on sale of equipment ..........................            8,101         3,028
       Cash provided (used) due to changes in:
         Accounts receivable ..............................       (2,117,730)   (4,919,448)
         Inventories ......................................         (403,793)     (619,002)
         Prepaid expenses .................................           (4,356)      (58,669)
         Accounts payable .................................          115,535     1,503,774
         Other liabilities ................................         (167,438)     (136,119)
         Income taxes payable .............................          381,992       734,411
                                                                 -----------   -----------
                  Net cash provided by operating
                    activities.............................        2,419,231     2,529,212
                                                                 -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures ....................................         (831,092)   (1,319,463)
  Proceeds from sale of equipment
  Capitalization of software development costs ............         (215,464)     (339,480)
  Acquired software .......................................         (442,000)     (763,500)
                                                                 -----------   -----------
                  Net cash used in investing activities ...       (1,488,556)   (2,422,443)
                                                                 -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable to related party
  Payments on note payable to related party
  Proceeds from note payable to bank
  Payments on note payable to bank
  Payments on capital lease obligations ...................          (23,647)
  Payment of preferred shares dividend
  Proceeds from issuance of common shares .................           12,195     5,645,259
  Payments for repurchase of common shares ................             (281)         (449)
                                                                 -----------   -----------
                  Net cash provided (used) by financing
                    activities ............................          (11,733)    5,644,810
                                                                 -----------   -----------
NET (DECREASE) INCREASE IN CASH AND CASH
   EQUIVALENTS ............................................          918,942     5,751,579

CASH AND CASH EQUIVALENTS AT
   BEGINNING OF PERIOD ....................................       12,600,365    15,462,786
                                                                 -----------   -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ................      $13,519,307   $21,214,365
                                                                 ===========   ===========

                       See notes to financial statements.

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

                                  STATEMENTS OF SHAREHOLDERS' (DEFICIENCY) EQUITY

                                                                                                        UNEARNED
                                                                                                        COMPENSA-
                                                              COMMON SHARES             ADDITIONAL        TION
                                                         ----------------------          PAID-IN        ON STOCK
                                                         NUMBER          AMOUNT          CAPITAL         OPTIONS
                                                         ------          ------         ----------      ---------

Balance (Deficit) at March 31, 1992 .............       4,942,875     $    49,429
      Issuance of shares on exercise of stock
        options .................................           5,250              52      $     6,198
      Shares acquired ...........................         (84,000)           (840)          (6,198)
      Net loss ..................................
      Preferred shares dividend (Note 4) ........
                                                      -----------     -----------      -----------      --------
Balance (Deficit) at March 31, 1993 .............       4,864,125          48,641
      Issuance of shares:
           Initial public offering, less issuance
              costs of $1,826,873 (Note 4) ......       2,123,550          21,235       14,432,442
           Exchange of redeemable preferred
              stock in conjunction with initial
              public offering (Note 4) ..........         701,262           7,013        4,992,987
           On exercise of stock options .........           5,471              55            1,357
      Shares acquired ...........................          (5,471)            (55)          (1,357)
      Common stock options granted ..............                                                       $(57,800)
      Common stock options vested ...............                                                         11,560
      Net income ................................
      Preferred shares dividend (Note 4)
                                                      -----------     -----------      -----------      --------
Balance at March 31, 1994 .......................       7,688,937          76,889       19,425,429       (46,240)
      Issuance of shares on exercise of stock
        options, including related tax benefits .          64,848             649          128,816
      Shares acquired ...........................            (106)             (1)             (34)
      Common stock options vested ...............                                                         12,440
      Common stock options canceled .............                                                         33,800
      Net income ................................
                                                      -----------     -----------      -----------      --------
Balance at March 31, 1995 .......................       7,753,679          77,537       19,554,211
      Issuance of shares-secondary public
        offering, less issuance costs of $640,141
        (unaudited) .............................         200,000           2,000        5,557,859
      Issuance of shares on exercise of stock
        options, including related tax benefits
        (unaudited) .............................          80,291             803          866,997
      Shares acquired (unaudited) ...............             (13)                            (449)
      Net income (unaudited) ....................
                                                      -----------     -----------      -----------      --------
Balance at December 31, 1995 (unaudited) ........       8,033,957     $    80,340      $25,978,618      $
                                                      ===========     ===========      ===========      ========

                                                                          TOTAL
                                                        (DEFICIT)     SHAREHOLDERS'
                                                        RETAINED      (DEFICIENCY)
                                                        EARNINGS         EQUITY
                                                        ---------     -------------

Balance (Deficit) at March 31, 1992.................. $(2,900,942)    $(2,851,513)
      Issuance of shares on exercise of stock
        options......................................                       6,250
      Shares acquired................................     (29,962)        (37,000)
      Net loss......................................     (497,265)       (497,265)
      Preferred shares dividend (Note 4)............     (480,000)       (480,000)
                                                      -----------     -----------
Balance (Deficit) at March 31, 1993..................  (3,908,169)     (3,859,528)
      Issuance of shares:
           Initial public offering, less issuance
              costs of $1,826,873 (Note 4)...........                  14,453,677
           Exchange of redeemable preferred
              stock in conjunction with initial
              public offering (Note 4)...............                   5,000,000
           On exercise of stock options..............                       1,412
      Shares acquired................................      (7,629)         (9,041)
      Common stock options granted..................       57,800
      Common stock options vested...................                       11,560
      Net income....................................    1,860,165       1,860,165
      Preferred shares dividend (Note 4)............     (472,000)       (472,000)
                                                      -----------     -----------
Balance at March 31, 1994............................  (2,469,833)     16,986,245
      Issuance of shares on exercise of stock
        options, including related tax benefits......                     129,465
      Shares acquired................................        (246)           (281)
      Common stock options vested...................                       12,440
      Common stock options canceled.................      (33,800)
      Net income....................................    3,795,137       3,795,137
                                                      -----------     -----------
Balance at March 31, 1995............................   1,291,258      20,923,006
      Issuance of shares-secondary public
        offering, less issuance costs of $640,141
        (unaudited)..................................                   5,559,859
      Issuance of shares on exercise of stock
        options, including related tax benefits
        (unaudited)..................................                     867,800
      Shares acquired (unaudited)....................                        (449)
      Net income (unaudited)........................    4,342,781       4,342,781
                                                      -----------     -----------
Balance at December 31, 1995 (unaudited)............. $ 5,634,039     $31,692,997
                                                      ===========     ===========




                       See notes to financial statements.

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

                          NOTES TO FINANCIAL STATEMENTS

                FISCAL YEARS ENDED MARCH 31, 1993, 1994 AND 1995
          AND NINE MONTHS ENDED DECEMBER 31, 1994 AND 1995 (UNAUDITED)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Minnesota Educational Computing Corporation (MECC) (the "Company"), is a developer and publisher of educational software for the school and home markets. The Company provides educational software and related services to a diverse group of primarily domestic customers, with a concentration of revenue from school districts across the United States. School market sales accounted for 63%, 57% and 53% of total revenue in fiscal years 1993, 1994 and 1995, respectively and 55% and 40% of total revenue for the nine months ended December 31, 1994 and 1995, respectively. Sales to one customer were 10% of total sales during fiscal year 1993.

     Unaudited Financial Statements--The financial statements as of December 31, 1995 and for the nine months ended December 31, 1994 and 1995 are unaudited. In the opinion of management, such unaudited financial statements include all adjustments, consisting of only normal, recurring accruals, necessary for a fair presentation thereof. The results of operations for any interim period are not necessarily indicative of the results for the year.

     Net Revenue--Revenues from product sales are recognized when the products are shipped, because, generally, no post-shipment obligations remain outstanding. Deferred revenue is recorded for the portion of membership (including MathKeys) sales related to unshipped products. The Company currently maintains a stock-balancing policy which allows distributors and retailers to return products according to negotiated terms or pursuant to any promotional terms which may be in effect. The Company also accepts returns of defective, shelf-worn and damaged products at any time in accordance with negotiated terms. The Company does not have any other significant product return or warranty programs. The Company provides an allowance for estimated returns at the time of product shipment. The Company has a volume incentive rebate policy which it offers to certain customers. The rebate is based upon a percentage of a sales goal which is specific to each customer and is recorded at the time of product shipment.

     Cost of Sales--Cost of sales includes all costs associated with the manufacture and assembly of the Company's products, including packaging, warehousing and shipping, as well as royalties paid to co-developers, including amortization of prepaid royalties, and amortization of capitalized software development costs and acquired software. In the fiscal years ended March 31, 1993, 1994 and 1995 amortization of capitalized software development costs was $227,352, $422,102 and $479,123, and amortization of acquired software/prepaid royalties was $9,000, $68,801 and $341,774, respectively and for the nine months ended December 31, 1994 and 1995 capitalized software development costs were $365,886 and $277,208, respectively, and amortization of acquired software/prepaid royalties was $239,008 and $162,180, respectively.

     Concentrations of Credit Risks--The Company's cash and cash equivalents consist of U.S. Treasury Bills, commercial paper and cash. The majority of these investments are not specifically insured. The Company has not experienced any losses on these investments.

     The Company also grants credit to customers in the ordinary course of business. Concentrations of credit risk with respect to trade receivables are limited due to the number of customers and their geographic dispersion.

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

     Inventories--Inventories are stated at the lower of cost or realizable value, calculated by using the average cost method (which approximates the first-in, first-out cost method) of inventory valuation. Inventories consist of software components, primarily manuals, CD-ROM and disks, ready for assembly or assembled. The Company records a provision each period for identified slow-moving or obsolete inventory items. The allowance for obsolete and overstock inventory was $141,434 and $91,000 at March 31, 1994 and 1995, respectively, and was $88,000 at December 31, 1995.

     Acquired Software--The Company enters into contracts to have products developed by external software developers which involve expenditures to external developers. To the extent the Company acquires completed software from external developers or makes expenditures to external developers for development on products after they have reached technological feasibility, the expenditures are capitalized and recorded as an asset under acquired software. To the extent the expenditures for development to external developers are made prior to the product reaching technological feasibility, they are expensed. Amortization of acquired software is expensed as part of cost of sales based on the revenue generated by the product.

     Property and Equipment--Property and equipment, which consists principally of computer and office equipment, purchased application software, furniture and office partitions, is carried at cost and is depreciated using the straight-line method over the estimated useful lives of the property.

     Intangible Assets--Intangible assets include capitalized software development costs, acquired software and various other intangible assets purchased at acquisition, including software, a noncompete agreement, a prepaid royalty and goodwill. Capitalized software development costs, acquired software and software purchased at acquisition are amortized on a product-by-product basis based on the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product including the period being reported. Amortization starts when the product is available for general release to customers. The noncompete agreement and goodwill are amortized using the straight-line method. Accumulated amortization of capitalized software development costs was $853,558, $1,332,681 and $1,609,889 at March 31, 1994 and 1995 and December 31, 1995, respectively. Accumulated amortization of acquired software was $77,801, $419,575 and $581,755 at March 31, 1994 and 1995 and December 31, 1995, respectively. Accumulated amortization of acquisition-related intangibles was $568,082 at March 31, 1994 and $702,582 at March 31, 1995, at which time acquisition-related intangibles were fully amortized. Estimated useful lives of the intangibles are as follows:

    Capitalized software development costs...                         1--2 years
    Acquired software........................                         1--2 years
    Acquisition-related intangibles..........                            4 years

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

     The amortization of the acquisition-related intangibles consisted of the following:


                                                                                       NINE MONTHS
                                                      FISCAL YEARS ENDED MARCH 31,       ENDED
                                                      ----------------------------      DECEMBER
                                                      1993        1994        1995      31, 1994
                                                      ----        ----        ----     -----------
Amortization of acquisition-related intangibles:
       Noncompete agreement ....................    $100,000    $157,000    $118,000    $118,000
       Other ...................................      37,762      49,186      16,500      16,500
                                                    --------    --------    --------    --------
             Total .............................    $137,762    $206,186    $134,500    $134,500
                                                    ========    ========    ========    ========


     Management of the Company periodically reviews the carrying value of its intangible assets for potential impairment by comparing the carrying value of these assets with their related, expected future net cash flows. Should the sum of the related, expected future net cash flows be less than the carrying value, management would determine whether an impairment loss should be recognized. An impairment loss would be measured by the amount by which the carrying value of the asset exceeds the fair value of the asset. To date, management has determined that no impairment of these assets exists.

     Capitalized Software Development Costs and Product Development Expenses--Product development costs are capitalized as incurred in accordance with Statement of Financial Accounting Standards (SFAS) No. 86. Total product development costs capitalized by the Company were $218,186, $643,748, and $261,614 for the years ended March 31, 1993, 1994 and 1995, respectively, and $215,464 and $339,480 for the nine months ended December 31, 1994 and 1995, respectively.

     Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross revenue, estimated economic life, and changes in software and hardware technologies.

     Income Taxes--The Company records income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the use of the liability method of accounting for deferred income taxes (see Note 8).

     Income taxes are deferred for all temporary differences between the financial statement and tax basis of assets and liabilities. Deferred taxes are recorded using the enacted tax rates scheduled by tax law to be in effect when the temporary differences are expected to be settled or realized. Deferred tax assets are reduced by a valuation allowance to the extent that the assets may not be realizable.

     Cash Equivalents--The Company considers investments with original maturities of three months or less to be cash equivalents.

     Supplemental Cash Flow Information--The Company paid interest of $75,593, $64,972 and $727 for the years ended March 31, 1993, 1994 and 1995, respectively, and $1,000 and $0 for the nine months ended December 31, 1994 and 1995, respectively. Interest received for the years ended March 31, 1993, 1994 and 1995 was $8,046,

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

$10,591 and $523,369, respectively, and for the nine months ended December 31, 1994 and 1995 was $310,000 and $801,000, respectively. Income taxes paid by the Company were $2,800, $51,729 and $1,166,340 for the years ended March 31, 1993, 1994 and 1995, respectively, and $861,000 and $623,000 for the nine months ended December 31, 1994 and 1995, respectively.

     Net (Loss) Income Per Common and Common Equivalent Share--The net (loss) income per common and common equivalent share is based on the weighted average number of common and common equivalent shares outstanding during the period. Assuming the preferred shares, as discussed in Note 4, were exchanged for common shares on April 1, 1992, supplementary net (loss) income per common and common equivalent share would have been $(0.08) and $0.30 for the fiscal years ended March 31, 1993 and 1994, respectively.

     Reclassifications--Certain reclassifications have been made to the 1993 and 1994 financial statements in 1995. Such reclassifications had no effect on net
(loss) income or shareholders' equity.


2.   PROPERTY AND EQUIPMENT

       Property and equipment is summarized as follows:


                                                                                MARCH 31,
                                                   ESTIMATED             ----------------------         DECEMBER 31,
                                                     LIFE                1994              1995             1995
                                                --------------           ----              ----         ------------

                Computer equipment...........          5 years        $2,329,917        $3,000,683        $3,783,507
                Purchased software...........          3 years            30,932            30,932            65,585
                Office equipment and fixtures        5-7 years         1,363,632         1,400,969         1,754,375
                Automobiles..................          3 years            13,700
                Machinery and equipment......          5 years           355,053           375,494           415,645
                Leasehold improvements.......          5 years            31,707           104,391           199,800
                                                                      ----------        ----------        ----------
                                                                       4,124,941         4,912,469         6,218,912
                Less accumulated depreciation                          1,571,582         2,245,595         2,982,108
                                                                      ----------        ----------        ----------
                Property and equipment, net..                         $2,553,359        $2,666,874        $3,236,804
                                                                      ==========        ==========        ==========



     The net book value of equipment under capital leases was $48,679 at March 31, 1994.


3.   LEASES

     The Company has both operating and capital leases, the latter being for office equipment that expired in fiscal year 1995. The noncancelable operating leases are for office and materials management facilities. Rent expense was $440,480, $507,032 and $533,540 for the years ended March 31, 1993, 1994 and
1995, respectively, and $393,954 and $433,364 for the nine months ended December 31, 1994 and 1995, respectively.

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

     The Company entered into an operating lease agreement for office space on June 1, 1991 which has a term of seven years and six months. The Company received cash incentives in conjunction with this lease agreement. In addition, the Company was not required to make lease payments for the first six months under the lease agreement. These lease incentives were deferred and are being amortized on a straight-line basis over the lease term and are excluded from the minimum lease payments shown below. The Company has options for space expansion and an option to extend the term of the lease for two additional periods of three years each.

     In 1991, the Company entered into a lease agreement for a materials management center with a term of seven years. The agreement contains an option for space expansion and a one-time option to extend the term of the lease for three years. The agreement also provides for a right of cancellation for a fee, two years prior to lease expiration.

     On September 19, 1995, the Company entered into an operating lease agreement for 2,583 square feet of satellite office space in Bellevue, Washington, at a basic annual rate of $19 per square foot. The term of the lease is three years with a one-time option to extend the term for another three years and options for space expansion.

     At March 31, 1995, minimum lease payments under all noncancelable operating lease agreements are as follows:

         Fiscal 1996.................          $  729,071
         Fiscal 1997.................             733,716
         Fiscal 1998.................             629,702
         Fiscal 1999.................             469,596
                                               ----------
         Total minimum lease payments          $2,562,085
                                               ==========



4.   SHAREHOLDERS' EQUITY

     Secondary Public Offering--On August 21, 1995, 3,340,000 Common Shares were sold in a secondary public offering. Of the total shares, 200,000 shares were sold by the Company and 3,140,000 shares were sold by Selling Shareholders at $31.00 per share. Net proceeds to the Company were approximately $5,560,000, after deducting offering costs, including underwriting commissions, of approximately $640,000.

     Common Stock Split--On June 5, 1995, the Company's Board of Directors approved a 3-for-2 stock split in the form of a 50% stock dividend effective June 30, 1995. All share and per share amounts in the financial statements have been restated to reflect the split.

     Merger--On May 16, 1996, the Company's stockholders approved the Agreement and Plan of Merger dated as of October 30, 1995 by and among the Company, SoftKey International Inc. (SoftKey) and SchoolCo Inc., a wholly-owned subsidiary of SoftKey (SchoolCo), pursuant to which, on May 17, 1996, SchoolCo was merged with and into the Company with the Company surviving the merger as a wholly-owned subsidiary of SoftKey, and each of the Company's Common Shares was converted into the right to receive 1.14286 shares of SoftKey common stock.

     Initial Public Offering--On March 25, 1994, the Company sold 2,123,550 common shares at $7.67 per share in an initial public offering. Net proceeds were $14,453,677, after deducting offering costs of $1,826,873.

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

     During 1991, the Company issued 1,000,000 Series A preferred shares $5 par value per share (10,000,000 shares authorized) to the North American Fund II, L.P. (the "Fund") for $5,000,000. The general partner and manager of the Fund is North American Business Development Company, L.C. The principals of this general partner are members of the Company's Board of Directors. In connection with the Company's initial public offering, all the redeemable preferred shares were exchanged for 701,262 common shares and all dividends in arrears were paid.

     Stock Option Plans--In 1991, under the MECC 1991 Restricted Stock and Nonqualified Option Plan (the "1991 Plan"), the Company granted stock purchase awards and issued 480,375 common shares for $22,875 ($0.0476 per share) to certain officers of the Company. Under the terms of the 1991 Plan, the officers become vested in the shares ratably over a service period or upon a change in control of the Company otherwise than pursuant to a public offering of the Company's common shares.

     The Company has also granted stock options to certain officers and employees under the 1991 Plan (as amended to be consolidated with another nonqualified stock option plan adopted by the Company in 1991) to purchase 898,508 common shares for exercise prices ranging between $.0476 to $9.50 per share. Under the terms of the 1991 Plan, the options become exercisable according to a vesting schedule, in general, over a six-year period or upon a change in control otherwise than pursuant to a public offering of the Company's common shares. The 1991 Plan expired in November, 1994.

     The 1995 Stock Incentive Plan (the "1995 Plan") has been approved by the Board of Directors and the Company's shareholders. The aggregate number of shares that could be issued under the 1995 Plan, as amended, is 900,000 shares of Common Stock. The 1995 Plan gives discretion to the Compensation Committee of the Board of Directors to grant unqualified stock options and incentive stock options, in accordance with such vesting schedules and other terms that the Compensation Committee deems appropriate.

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

    The following summarizes the activity for the plans:

                                                   NUMBER OF SHARES
                                                  UNDER OPTION PLANS          OPTION PRICE PER SHARE
                                                ---------------------         ----------------------
                                                1991             1995
                                                ----             ----

    Outstanding at March 31, 1992.....        522,113                           $ .0476 -- $ 1.1905
           Granted....................         54,075                           $1.4286
           Exercised and repurchased..         (5,250)                          $1.1905
           Canceled...................        (97,020)                          $ .0476 -- $ 1.4286
                                             --------
    Outstanding at March 31, 1993.....        473,918                           $ .0476 -- $ 1.4286
           Granted....................        185,220                           $1.4286 -- $ 2.1429
           Exercised and repurchased..         (5,471)                          $ .0476 -- $ 1.1905
           Canceled...................        (27,768)                          $ .0476 -- $ 1.4286
                                             --------
    Outstanding at March 31, 1994.....        625,899                           $ .0476 -- $ 2.1429
           Granted....................         91,530          449,250          $  7.00 -- $11.6667
           Exercised..................        (64,848)                          $ .0476 -- $ 1.7238
           Canceled...................       (108,622)         (37,500)         $ .0476 -- $11.6667
                                             --------          -------          -------    --------
    Outstanding at March 31, 1995.....        543,959          411,750          $ .0476 -- $11.6667
           Granted...................                          275,657          $ 15.50 -- $  28.75
           Exercised..................        (80,291)                          $ .0476 -- $   8.50
           Canceled...................        (14,462)          (3,685)         $ .0476 -- $  28.00
                                             --------          -------          -------    --------
    Outstanding at December 31, 1995..        449,206          683,722          $ .0476 -- $  28.75
                                             ========          =======          =======    ========



     Options to purchase 38,037, 104,700 and 151,929 shares at March 31, 1993, 1994 and 1995, respectively, were exercisable and the weighted average option price per share for outstanding options at March 31, 1995 was $6.2246. Options to purchase 276,288 shares at December 31, 1995 were exercisable and the weighted average option price per share was $6.1205.

     The exercise of nonqualified stock options result in a tax deduction for the Company equivalent to taxable income recognized by the optionee. For financial reporting purposes, the tax effect of this deduction is accounted for as a credit to additional paid-in capital rather than as a reduction in income tax expense. The options exercised in fiscal 1995 and the nine months ended December 31, 1995 resulted in a tax benefit to the Company of approximately $76,000 and $782,400, respectively.


5.   RELATED PARTY TRANSACTIONS

     Through April 1993, the Company borrowed monies from the Fund under demand notes bearing interest at prime rate plus one quarter percent per annum. Interest expense on this debt was $64,000 for fiscal year 1993. The maximum amount outstanding, the average amount outstanding, and the weighted average interest rate was $1,475,000, $1,082,877, and 6.63%, respectively, for the year ended March 31, 1993 and $775,000, $16,986, and

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

6.5%, respectively, for the year ended March 31, 1994. In April 1993, the Company established a line of credit (see Note 6) and drew on the line to repay these demand notes.


6.   LINE OF CREDIT

     In April 1993, the Company established a $1,500,000 bank line of credit. The bank line of credit was amended in September 1993 to increase the line of credit to $2,000,000, and again in December 1994 to decrease the line of credit to $1,000,000. The line of credit expires on October 31, 1996. Interest on the outstanding borrowings under the line is the reference rate (9.0% at March 31, 1995). The line of credit is secured by the assets of the Company, including receivables, inventory, and property. At March 31, 1994 and 1995 and December 31, 1995, the Company had no outstanding borrowings under this line of credit.

     The covenants of the line credit require the Company to maintain a specific capital base and maintain certain debt to net worth and current ratios. The covenants also restrict the Company from expending more than $1,100,000 per fiscal year for the purchase of fixed assets, or more than $1,700,000 for purchase or redemption of any shares of its stock (except for redemptions under the Plan (see Note 4) which may not exceed $300,000), or paying any dividends or making distribution to shareholders of any assets. The maximum amount outstanding, the average amount outstanding, and the weighted average interest rate for the year ended March 31, 1994 was $1,980,000, $1,542,247 and 7.0%, respectively.


7.   EMPLOYEE BENEFIT PLANS

     The Company established a defined contribution savings plan in fiscal year 1992 covering substantially all employees who meet eligibility requirements. Expense under this plan is based on a percentage of each participant's compensation, and was $182,377, $221,440 and $240,248 for the years ended March 31, 1993, 1994 and 1995, respectively, and $189,760 and $221,379 for the nine months ended December 31, 1994 and 1995, respectively. Beginning April 1, 1995, the Company commenced making matching contributions in its Common Shares. The Company may also make discretionary contributions to the plan; however, no discretionary contributions have been made.

     The Company has employment agreements with certain officers that require the Company to pay those officers' salary and benefits for up to 12 and 18 months (24 to 36 months under certain change in control circumstances) if the Company terminates that officer's employment other than because of disability or for cause (as defined).

               MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

8.   INCOME TAXES

     Temporary differences and tax carryforwards comprising the net deferred taxes shown on the balance sheets are as follows:

                                                                                          MARCH 31,                DECEMBER 31,
                                                                                  -----------------------
                                                                                  1994               1995             1995
                                                                                  ----               ----          ------------
       Current Deferred Tax Asset:
              Allowance for doubtful accounts and returns...............        $ 185,000          $ 480,000        $ 670,000
              Inventory.................................................           62,000             48,000           60,000
              Prepaid expenses..........................................           12,000             52,000           40,000
              Accruals for employee compensation........................           41,000
                                                                                ---------          ---------        ---------
                    Total current deferred tax asset....................        $ 300,000          $ 580,000        $ 770,000
                                                                                =========          =========        =========
       Noncurrent Deferred Tax Liability:
              Accelerated depreciation for tax purposes.................        $(239,000)         $(240,000)       $(285,000)
              Capitalized intangible costs..............................           14,000            125,000          125,000
              Other.....................................................           15,000
              Tax loss and tax credit carryforwards.....................          720,000            275,000
              Valuation allowance.......................................         (720,000)          (320,000)
                                                                                ---------          ---------        ---------
                    Total noncurrent deferred tax liability.............        $(210,000)         $(160,000)       $(160,000)
                                                                                =========          =========        =========


     At March 31, 1995, the Company has available research and experimental credits of approximately $220,000 which expire from 2009 to 2011. The Company also has available alternative minimum tax credit carryforwards of approximately $55,000 for federal tax purposes; this federal credit can be carried forward indefinitely.

              MINNESOTA EDUCATIONAL COMPUTING CORPORATION (MECC)

                 NOTES TO FINANCIAL STATEMENTS - (CONCLUDED)


     The provisions for income taxes consisted of the following:
                                                                                         NINE MONTHS ENDED
                                         FISCAL YEARS ENDED MARCH 31,                       DECEMBER 31,
                                     ------------------------------------              -----------------------
                                     1993          1994              1995              1994               1995
                                     ----          ----              ----              ----               ----
       Current:
              Federal.......                     $ 90,000         $1,590,000         $1,234,000        $2,121,500
              State.........         $6,000        10,000             10,000              9,000            20,000
                                     ------      --------         ----------         ----------        ----------
                                      6,000       100,000          1,600,000          1,243,000         2,141,500
       Deferred:
              Federal.......                      (90,000)          (330,000)                            (190,000)
                                                 --------         ----------                           ----------
                                     $6,000      $ 10,000         $1,270,000         $1,243,000        $1,951,500
                                     ======      ========         ==========         ==========        ==========



     The Company's income tax expense differs from the amount computed by applying the federal income tax rate (34% for the year ended March 31, 1993 and 35% for all periods subsequent to March 31, 1993), to net (loss) income before taxes as follows:

                                                                                                          NINE MONTHS ENDED
                                                      FISCAL YEARS ENDED MARCH 31,                            DECEMBER 31,
                                                 ---------------------------------------               ------------------------
                                                 1993             1994              1995               1994                1995
                                                 ----             ----              ----               ----                ----
       Statutory rate applied to (loss)
          income before taxes..........       $(169,000)       $ 655,000         $1,773,000         $1,615,000         $2,203,000
       State income taxes, net.........         (25,000)          41,000            (20,000)
       Tax credits.....................                         (389,000)          (165,000)          (120,000)          (100,000)
       Valuation allowance adjustment..         111,000         (341,000)          (400,000)          (330,000)          (320,000)
       Nondeductible expenses and
          other........................          89,000           44,000             82,000             78,000            168,500
                                              ---------        ---------         ----------         ----------         ----------
                                              $   6,000        $  10,000         $1,270,000         $1,243,000         $1,951,500
                                              =========        =========         ==========         ==========         ==========